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                                                                    Exhibit 21.1

                           Subsidiaries of Registrant
                           --------------------------




                                                Jurisdiction of
                  Name                           Organization
                 ------                        -----------------

         Premier Research, LLC                  Delaware

         Premier Research Worldwide, Ltd.       United Kingdom